Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Incentive Award Plan and 2022 Inducement Plan of Ginkgo Bioworks Holdings, Inc. of our report dated March 29, 2022, with respect to the consolidated financial statements of Zymergen Inc. (the “Company”), included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California

October 19, 2022